UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2026

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each class	Trading symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, approved an increase to the size of the Board of the Company from eight to nine members and appointed Christiane Pendarvis to fill the vacancy so created, effective as of July 2, 2026 (the “Effective Date”). Ms. Pendarvis will serve as a Class II director and will stand for election at the Company’s 2029 Annual Meeting of Stockholders. The Board has determined that Ms. Pendarvis is independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Ms. Pendarvis will serve on the Nominating & Corporate Governance Committee of the Board.

Ms. Pendarvis has since October 2023 served as Co-CEO of PATTERN Beauty By Tracee Ellis Ross, where she is responsible for all aspects of the business in partnership with the company’s founder, Ms. Ellis Ross. Ms. Pendarvis previously served as Co-President of Savage X Fenty from January 2020 to May 2023. Ms. Pendarvis has over 25 years of experience leading direct-to-consumer and omni-channel consumer businesses, having held executive positions with top retailers and Fortune 500 companies including Victoria’s Secret, Aerie, Old Navy, Minted and FullBeauty Brands.

Ms. Pendarvis currently serves on the board of directors of Hootsuite, and was previously on the boards of Hims & Hers and Savage X Fenty. Ms. Pendarvis also serves on the Southern California Public Radio Board of Trustees and the Women of Color Retail Alliance Board. Ms. Pendarvis was named one of Women’s Wear Daily’s Most Inspirational Women Leaders in 2023 and one of its 50 Women in Power in 2022.

Ms. Pendarvis received her BA in economics from Harvard University and her MBA from the Kenan-Flagler Business School at the University of North Carolina.

As of the Effective Date, Ms. Pendarvis is eligible to receive compensation for her service on the Board consistent with that provided to all non-employee directors, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission (“SEC”).

There is no arrangement or understanding between Ms. Pendarvis and any other persons or entities pursuant to which Ms. Pendarvis was appointed as a director. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and which Ms. Pendarvis, or any member of her immediate family, had, or will have, a direct or indirect material interest.

A copy of the letter agreement between Ms. Pendarvis and the Company with respect to her service as a director is filed as Exhibit 10.1 to this current report on Form 8-K. In addition, Ms. Pendarvis will execute the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 20, 2015.

A copy of the press release with the announcement of the appointment of Ms. Pendarvis to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Letter Agreement, dated June 9, 2026, between Christiane Pendarvis and Shake Shack Inc.
99.1	Press Release, dated June 12, 2026, announcing appointment of Christiane Pendarvis to the Board of Directors of Shake Shack Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Date: June 12, 2026		Chief Legal Officer